EXHIBIT D
                                   ---------

                             CENTROCK INCORPORATED

                             FINANCIAL STATEMENTS
                             (Management Prepared)

               As of February 28, 2000 and for the Period from October 20, 1998 (date of inception) through February 28, 2000


                                                                   Page

Financial Statements:

  Balance Sheet
    as of February 28, 2000                                           2

  Statement of Operations
    for the period from October 20, 1998
    (date of inception) through February 28, 2000                     3

  Statement of Changes in Stockholders' Equity
    for the period from October 20, 1998
    (date of inception) through February 28, 2000                     4

  Statement of Cash Flows
    for the period from October 20, 1998
    (date of inception) through February 28, 2000                     5

                              Centrock Incorporated
                                  Balance Sheet
                            As of February 28, 2000
                        -------------------------------



                                                     February 28,
                                                        2000
                                                     -----------

ASSETS
Cash                                                 $ 200,000
Organization Costs                                           0
Accumulated Amortization                                     0
                                                    -----------
Total Assets                                         $ 200,000

                                                    ===========
LIABILITIES
Accounts Payable                                     $       0
                                                    -----------
STOCKHOLDERS' EQUITY
Common Stock:
   Paid-In Capital, Par Value $0.001 per
   Share, 75,000,000 Shares Authorized,
   8,200,000 Shares Outstanding                      $   8,200
Paid In Capital In Excess of Par Value                 197,800
(Deficit) Accumulated During Development
   Stage                                                (6,000)
                                                    -----------
Total Stockholders' Equity                           $ 200,000
                                                    -----------

Total Liabilities and Stockholders' Equity           $ 200,000
                                                    ===========






                            Centrock Incorporated
                           Statement of Operations
            For the Period from Inception (October 20, 1998) to
                              February 28, 2000
                  -------------------------------------------


                                                      Inception to
                                                      February 28,
                                                          2000
                                                      ------------

Operating Revenues                                    $         0

Amortization of Start Up Costs
   (see Note 1)                                             6,000
                                                      ------------

Net Income (Loss)                                     $    (6,000)
                                                      ============

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                             Centrock Incorporated
                 Statement of Changes in Stockholders' Equity
               For the Periods from Inception (October 20, 1998)
                              to February 28, 2000
               -------------------------------------------------
                                 Common      Par      Excess of     Retained
                                 Shares     Value     Par Value     Earnings
                                --------  --------    ---------     ---------
Issued to Founders
   at Inception               2,000,000    $ 2,000   $  (2,000)    $        0

Issuance of Common
   Shares Cash at
   $0.005 per Share           1,000,000      1,000       4,000              0

Net Operating Loss for the
   Period from October, 20, 1998
   (date of inception) to
   December 31, 1998                 --         --          --        (5,000)
                             ----------  ---------  -----------    ----------
BALANCE - 12/31/98            3,000,000    $ 3,000      $ 2,000     $ (5,000)
                             ----------  ---------  -----------    ----------
Issuance of Common
   Shares Cash at
   $0.005 per Share             200,000        200          800            0

Net Operating Loss for the
   Period from January 1, 1999
   to December 31, 1999              --         --           --            0
                             ----------  ---------  -----------   ----------
BALANCE - 12/31/99            3,200,000     $3,200       $2,800     $ (5,000)
                             ----------  ---------  -----------   ----------

Effect of 2r to 1 Forward
   Stock Split                4,800,000      4,800       (4,800)          0

Issuance of Common
   Shares Cash at
   $1.00 per Share              200,000        200      199,800           0

Net Operating Loss for the
   Period from January 1, 2000
   To February 28, 2000              --         --           --      (1,000)
                           ------------  ---------  -----------   ----------
BALANCE - 2/28/00             8,200,000     $8,200     $197,800     $(6,000)
                           ------------  ---------  -----------   ----------

                           Centrock Incorporated
                          Statements of Cash Flows
              For the Period from Inception (October 20, 1998)
                            to February 28, 2000
              ------------------------------------------------

                                                      Inception to
                                                      February 28,
                                                          2000
                                                      ------------

Net Income (Loss)                                       $(  6,000)
                                                      ------------
Adjustments to Reconcile Net Income to Net
   Cash Provided from Operating Activities:
      Amortization of Start-Up Costs                        6,000
                                                      ------------
Net Cash Provided From (Used In)
   Operating Activities                                         0

Cash Flows From (Used In) Investing
   Activities:
      Organization Costs                                   (6,000)

Cash Flows From (Used In) Financing
   Activities:
      Common Stock Sold for Cash                         206,000
                                                     ------------

Net Increase (Decrease) in Cash                          200,000

Cash at Beginning of Period                                    0
                                                      -----------

Cash at End of Period                                 $  200,000
                                                      ===========